                                                                     Exhibit 4.6


                                    AMENDMENT
                                     TO THE
                               CARRIER AGREEMENTS


         This amendment, dated as of May 8, 2001 (this "AMENDMENT"), to the Carrier Agreements (as defined below) is made by and among TA I Limited, a limited liability company organized under the laws of England and Wales ("TA I"), TA II Limited, a limited liability company organized under the laws of England and Wales ("TA II"), Profit Sharing (Overseas), Limited Partnership, an Alberta, Canada limited partnership ("PROFIT SHARING"), Royal & Sun Alliance Insurance Group plc, a company organized under the laws of England and Wales ("ROYAL & SUN"), Axa Insurance plc, a company organized under the laws of England and Wales (formerly Guardian Royal Exchange Assurance plc) ("AXA"), The Chubb Corporation, a New Jersey corporation ("CHUBB"), Nutmeg Insurance Company, an affiliate of The Hartford Financial Services Group, Inc., a Delaware corporation ("NUTMEG"), Travelers Casualty and Surety Company, an affiliate of The Travelers Indemnity Company, a Connecticut corporation ("TRAVELERS"), The Tokio Marine and Fire Insurance Co., Ltd., a Tokyo corporation ("TOKIO MARINE" and, together with Royal & Sun, Axa, Chubb, Nutmeg and Travelers, the "Purchasers"), and Willis Group Holdings Limited, a limited liability company organized under the laws of Bermuda ("WILLIS HOLDINGS"), and is being entered into as part of the restructuring of the Willis group of companies.

                               W I T N E S S E T H

         WHEREAS, TA I, TA II, Profit Sharing and each Purchaser are parties to a Shareholder Rights Agreement, dated as of July 22, 1998, (the "ORIGINAL SHAREHOLDER RIGHTS AGREEMENT"), as amended by the Amendment and Assumption Agreement, dated as of November 12, 1998 (the "ASSUMPTION AGREEMENT") and as further amended hereby (the "SHAREHOLDER RIGHTS AGREEMENT");

         WHEREAS, TA I, TA II and each Purchaser are parties to a Registration Rights Agreement, dated as of July 21, 1998, as amended by the Assumption Agreement (the "REGISTRATION RIGHTS AGREEMENT" and, together with the Shareholder Rights Agreement, the "CARRIER AGREEMENTS");

         WHEREAS, Profit Sharing, which is controlled by KKR 1996 Fund (Overseas), Limited Partnership, and the Purchasers now desire to exchange their interest in TA I for interests in Willis Holdings (the "RESTRUCTURING") in order to facilitate certain potential transactions, including a potential initial public offering of shares in Willis Holdings (the "IPO");

         WHEREAS, Travelers has succeeded in all respects to the rights of The Travelers Indemnity Company in respect of the Carrier Agreements, and, in the event that an assumption agreement was not executed in connection with that succession, the execution by Travelers of this document shall constitute the making of the representations and warranties required by the Carrier Agreements and the assumption of the rights and obligations provided thereunder, and the execution by the other parties hereto of this document shall constitute their agreement to and acceptance of such assumption;

         WHEREAS, in connection with the Restructuring, it will be necessary to amend, and the parties hereto desire to amend, certain provisions of each of the Carrier Agreements to reflect the substitution of Willis Holdings for TA I as the entity in which equity interests are held;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                           SPECIFIC AMENDMENTS TO THE
                          SHAREHOLDER RIGHTS AGREEMENT

         SECTION 1.1. AMENDMENT TO "HOLDINGS" REFERENCE.

         (a) The Shareholder Rights Agreement is hereby amended by deleting the definition of "HOLDINGS" contained therein and substituting therefor the following:

         "Willis Group Holdings Limited, a company with limited liability organized under the laws of Bermuda ("HOLDINGS")".

         (b) Each party hereto hereby agrees that, except as expressly set forth herein and except with respect to references of historical fact (such as what agreements "Holdings" or "TA I Limited" may have entered into prior to the date hereof), (i) each and every reference to "Holdings" in the Shareholder Rights Agreement is to be read as a reference to Willis Holdings, (ii) Willis Holdings shall be entitled to all rights and privileges enjoyed by "Holdings" under the Shareholder Rights Agreement, and shall be subject to all liabilities and duties of "Holdings" thereunder, and (iii) TA I shall not have any rights or privileges and shall be released from and have no liabilities or duties thereunder.

         (c) Notwithstanding the foregoing, and for the avoidance of doubt, it is agreed that (i) for purposes of calculating IRR (as defined in the Shareholder Rights Agreement), (a) the cash equity investment amounts and dates of equity investments utilized in such calculations shall be those relating to the original investment of each respective party in TA I and TA II, as the case may be, and (b) references to dividends, fees, distributions and payments in respect of, or to the sale or other disposition of any portion of, a party's equity investment in Holdings and/or its direct and indirect subsidiaries shall include such transactions with respect to both TA I (prior to, but not as part of, the Restructuring) and Willis Holdings (subsequent to the Restructuring) and/or their respective direct and indirect subsidiaries and (ii) for purposes of the definition of Independent Director in the Shareholder Rights Agreement, references to a former officer of Holdings or any of its subsidiaries shall include former officers of either of TA I or Willis Holdings or any of their respective subsidiaries.

         SECTION 1.2. REFERENCE TO "ORDINARY SHARES".

         (a) Except as expressly set forth herein, the Shareholders Rights Agreement is hereby amended by deleting the definition of "Ordinary Shares" contained therein and substituting therefor the following:

         "voting common shares, par value $0.000115 per share, of Holdings (the "ORDINARY SHARES")".

         (b) Each party hereto hereby agrees that, except as expressly set forth herein and except with respect to references of historical fact (such as how the shares were acquired), each and every reference to "Ordinary Shares" in the Shareholders Rights Agreements is to be read as a reference to voting common shares, par value $0.000115 per share, of Willis Holdings.

         (c) Notwithstanding the foregoing, and for the avoidance of doubt, it is agreed that references to Original Ordinary Shares (as defined in the Shareholder Rights Agreement) are to be read, at times prior to the Restructuring, as references to Original Ordinary Shares with respect to TA I and, at times subsequent to the Restructuring, as references to those Ordinary Shares of Willis Holdings, equivalent in number to the Original Ordinary Shares of TA I remaining at the time of Restructuring, issued to Profit Sharing or any of its Affiliates (as defined in the Shareholder Rights Agreement) as part of the Restructuring. References to Transfers (as defined in the Shareholder Rights Agreement) of Original Ordinary Shares shall include such transfers both before and after (but not as part of) the Restructuring.

         SECTION 1.3. AMENDMENT TO SECTION 2.1(C).

         Section 2.1(c) is hereby amended by (i) adding the clause ", AS AMENDED," after the clause in the first legend that reads "SHAREHOLDER RIGHTS AGREEMENT", (ii) replacing the clause in the legend set forth therein which reads "TA I LIMITED" with "WILLIS GROUP HOLDINGS LIMITED".

         SECTION 1.4. AMENDMENT TO SECTION 10.7 - NOTICE PROVISIONS.

         Section 10.7 is hereby amended by deleting the clause that reads:

         "c/o KKR & Co.
         9 West 57th Street, Suite 4200
         New York, NY 10019
         Attention: Perry Golkin
         Telecopy: (212) 750-0003

         with copies to:

         Simpson Thacher & Bartlett
         99 Bishopsgate
         21st Floor
         London  EC2M 3YH
         Attention: Gregory W. Conway, Esq.
         Telecopy: 44-171-422-4022"

         immediately after the clause that reads "if to Holdings or the Company:" and substituting therefor the following:

         "Willis Group Holdings Limited
         c/o The Company Secretary
         Willis Group Limited
         Ten Trinity Square
         London  EC3P 3AX

         with a copy to:

         Kohlberg Kravis Roberts & Co.
         Stirling Square, 7 Carlton Gardens
         London  SW1Y 5AD
         Attention: Todd Fisher

         and with a copy to:

         Simpson Thacher & Bartlett
         CityPoint
         One Ropemaker Street
         London  EC2Y 9HU
         Attention: Gregory W. Conway, Esq.
         Facsimile: +44-20-7275-6502"

                                   ARTICLE II
                           SPECIFIC AMENDMENTS TO THE
                          REGISTRATION RIGHTS AGREEMENT

         SECTION 2.1. AMENDMENT TO "NEWCO1" REFERENCE.

         (a) The Registration Rights Agreement is hereby amended by deleting the definition of "NEWCO 1" contained therein and substituting therefor the following:

         "Willis Group Holdings Limited, a company with limited liability organized under the laws of Bermuda ("NEWCO 1")".

         (b) Each party hereto hereby agrees that, except as expressly set forth herein and except with respect to references of historical fact (such as what agreements "Newco 1" or "TA I Limited" may have entered into prior to the date hereof), (i) each and every reference in the Registration Rights Agreement to "Newco 1" is to be read as a reference to Willis Holdings, (ii) Willis Holdings shall be entitled to all rights and privileges enjoyed by "Newco 1" thereunder, and shall be subject to all liabilities and duties of "Newco 1" thereunder, and
(iii) TA I shall not have any rights or privileges and shall be released from and have no liabilities or duties thereunder.

         SECTION 2.2. REFERENCE TO "ORDINARY SHARES".

         (a) Except as expressly set forth herein, the Registration Rights Agreement is hereby amended by deleting the words "ordinary shares, par value (pound)0.10 per share, of Newco 1 (the "ORDINARY SHARES")" in the first recital and substituting therefore "voting common shares, par value $0.000115 per share, of Newco 1 (the "ORDINARY SHARES")".

         (b) Each party hereto hereby agrees that, except as expressly set forth herein and except with respect to references of historical fact (such as how the shares were acquired), each and every reference to "Ordinary Shares" in the Registration Rights Agreements is to be read as a reference to voting common shares, par value $0.000115 per share, of Willis Holdings.

         SECTION 2.3. NOTICE PROVISIONS.

         Section 8(d) of the Registration Rights Agreement is hereby amended by deleting the clause that reads:

         "c/o Kohlberg Kravis Roberts & Co.
         9 West 57 Street
         New York, New York 10019
         Attention: Perry Golkin
         Telecopy: 212-750-0003,

         with a copy to:

         Simpson Thacher & Bartlett
         99 Bishopsgate
         21st Floor
         London  EC2M 3YH
         Attention: Gregory W. Conway, Esq.
         Telecopy: 44-171-422-4022"

         immediately after the clause that reads "if to either Issuer, to:" and substituting therefor the following:

         "Willis Group Holdings Limited
         c/o The Company Secretary
         Willis Group Limited
         Ten Trinity Square
         London  EC3P 3AX

         with a copy to:

         Kohlberg Kravis Roberts & Co.
         Stirling Square, 7 Carlton Gardens
         London  SW1Y 5AD
         Attention: Todd Fisher

         and with a copy to:
         Simpson Thacher & Bartlett
         CityPoint
         One Ropemaker Street
         London  EC2Y 9HU
         Attention: Gregory W. Conway, Esq.
         Facsimile: +44-20-7275-6502"

                                  ARTICLE III
                          WAIVER OF REGISTRATION RIGHTS

         SECTION 3.1. WAIVER OF REGISTRATION RIGHTS. Each party hereto that has incidental registration rights, however arising, pursuant to either the Registration Rights Agreement or the Registration Rights Agreement, dated as of December 18, 1998, as amended, between TA I and Profit Sharing, hereby waives any and all such rights in connection with the IPO.

                                   ARTICLE IV
                                  MISCELLANEOUS

         SECTION 4.1. EFFECTIVE TIME. This Amendment shall become effective as of the Completion (as defined in the Exchange Agreement) of the Share for Share Exchange Agreement Relating to Shares in TA I Limited, dated as of the date hereof, by and among Willis Holdings, Profit Sharing, the Purchasers and Fisher Capital Corp, L.L.C. (the "EXCHANGE AGREEMENT").

         SECTION 4.2. COUNTERPARTS. This Amendment may be executed simultaneously or in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

         SECTION 4.3. CONSTRUCTION AND GOVERNING LAW.

         This Amendment shall be construed together with, and as part of, each of the (i) Shareholder Rights Agreement and (ii) Registration Rights Agreement, and shall be governed in all respects by the laws of New York.

         Provisions of either of the Carrier Agreements not specifically amended are hereby ratified in all respects.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.





                                 TA I LIMITED


                                 By: /s/ Joseph J. Plumeri
                                    -------------------------------------------
                                      Name:  Joseph J. Plumeri
                                      Title: Executive Chairman



                                 TA II LIMITED


                                 By: /s/ T. A. Fisher
                                    -------------------------------------------
                                      Name:  T. A. Fisher
                                      Title: Director



                                 PROFIT SHARING (OVERSEAS), LIMITED PARTNERSHIP


                                 By: /s/ T. A. Fisher
                                    -------------------------------------------
                                      Name:  T. A. Fisher
                                      Title: Director



                                 ROYAL & SUN ALLIANCE INSURANCE GROUP PLC


                                 By: /s/ J. V. Miller
                                    -------------------------------------------
                                      Name:  J. V. Miller
                                      Title: Group Company Secretary



                                 AXA INSURANCE PLC


                                 By: /s/ I. D. Richardson
                                    -------------------------------------------
                                      Name:  I. D. Richardson
                                      Title: Company Secretary

                                 THE CHUBB CORPORATION


                                 By: /s/ Andrew McElwee, Jr.
                                    -------------------------------------------
                                      Name:  Andrew McElwee, Jr.
                                      Title: Senior Vice President



                                 NUTMEG INSURANCE COMPANY


                                 By: /s/ Donald E. Waggaman, Jr.
                                    -------------------------------------------
                                      Name:  Donald E. Waggaman, Jr.
                                      Title: Senior Vice President



                                 THE TRAVELERS CASUALTY AND SURETY COMPANY


                                 By: /s/ Jordan M. Stitzer
                                    -------------------------------------------
                                      Name:  Jordan M. Stitzer
                                      Title: Vice President



                                 THE TOKIO MARINE AND FIRE INSURANCE


                                 By: /s/ Takehisa Kikuchi
                                    -------------------------------------------
                                      Name:  Takehisa Kikuchi
                                      Title: Senior Managing Director


                                 WILLIS GROUP HOLDINGS LIMITED


                                 By: /s/ Joseph J. Plumeri
                                    -------------------------------------------
                                      Name:  Joseph J. Plumeri
                                      Title: Executive Chairman